Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of CDT Environmental Technology Investment Holdings Limited on Form F-1 of our report dated June 25, 2021, with respect to our audits of consolidated financial statements of CDT Environmental Technology Investment Holdings Limited and Subsidiaries as of and for the years then ended December 31, 2020 and 2019. We also consent to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York

March 25, 2022